                                                                 Exhibit (d)(15)


                                 AMENDED ANNEX A

The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Trust and each of the undersigned shall be as follows:


                                                                  Annual Rate
                                                                  -----------
GOLDMAN SACHS ASSET MANAGEMENT

Goldman Sachs Government Income Fund                                0.65%
Goldman Sachs Municipal Income Fund                                 0.55%
Goldman Sachs High Yield Fund                                       0.70%
Goldman Sachs High Yield Municipal Fund(8)                          0.55%
Goldman Sachs Enhanced Income Fund(9)                               0.25%
Goldman Sachs Balanced Fund                                         0.65%
Goldman Sachs Growth and Income Fund                                0.70%
Goldman Sachs CORE Large Cap Value Fund(4)                          0.60%
Goldman Sachs CORE Large Cap Growth Fund                            0.75%
Goldman Sachs CORE Small Cap Equity Fund(1)                         1.00%
Goldman Sachs CORE International Equity Fund(1)                     1.00%
Goldman Sachs CORE Tax - Managed Equity Fund(7)                     0.75%
Goldman Sachs Mid Cap Value Fund                                    0.75%
Goldman Sachs Small Cap Value Fund                                  1.00%
Goldman Sachs Real Estate Securities Fund(1)                        1.00%
Goldman Sachs Strategic Growth Fund(5)                              1.00%
Goldman Sachs Growth Opportunities Fund(5)                          1.00%
Goldman Sachs Internet Tollkeeper Fund(6)                           1.00%
Goldman Sachs Large Cap Value Fund(8)                               0.75%
Goldman Sachs Research Select Fund(9)                               1.00%
Goldman Sachs-Financial Square Prime Obligations Fund               0.205%
Goldman Sachs-Financial Square Money Market Fund                    0.205%
Goldman Sachs-Financial Square Treasury Obligations Fund            0.205%
Goldman Sachs-Financial Square Treasury Instruments Fund            0.205%
Goldman Sachs-Financial Square Government Fund                      0.205%
Goldman Sachs-Financial Square Federal Fund                         0.205%
Goldman Sachs-Financial Square Tax-Free Money Market Fund           0.205%
Cash Portfolio(11)                                                  0.15%

GOLDMAN SACHS FUNDS MANAGEMENT L.P.

Goldman Sachs CORE U.S. Equity Fund                                 0.75%
Goldman Sachs Capital Growth Fund                                   1.00%

GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL

Goldman Sachs Global Income Fund                                    0.90%
Goldman Sachs International Equity Fund                             1.00%
Goldman Sachs Emerging Markets Equity Fund                          1.20%
Goldman Sachs Asia Growth Fund                                      1.00%
Goldman Sachs International Growth Opportunities Fund(2)            1.20%
Goldman Sachs Japanese Equity Fund(2)                               1.00%
Goldman Sachs European Equity Fund(3)                               1.00%


----------

(1) Please note that the CORE Small Cap Equity Fund, CORE International Equity Fund and Real Estate Securities Fund were approved at the July 21, 1997 Goldman Sachs Trust Board Meeting.

(2) Please note that the International Small Cap Fund and Japanese Equity Fund were approved at the April 23, 1998 Goldman Sachs Trust Board Meeting.

(3) Please note that the European Equity Fund was approved at the July 22, 1998 Goldman Sachs Trust Board Meeting.

(4) Please note that the CORE Large Cap Value Fund was approved at the November 3, 1998 Goldman Sachs Trust Board Meeting.

(5) Please note that the Strategic Growth Fund and Growth Opportunities Fund were approved at the April 28, 1999 Goldman Sachs Trust Board Meeting.

(6) Please note that the Internet Tollkeeper Fund was approved at the July 27, 1999 Goldman Sachs Trust Board Meeting.

(7) Please note that the Large Cap Value Fund was approved at the October 26, 1999 Goldman Sachs Trust Board Meeting.

(8) Please note that the High Yield Municipal Fund and the CORE Tax-Managed Equity Fund were approved at the February 3, 2000 Goldman Sachs Trust Board Meeting.


(9) Please not that the Goldman Sachs Research Select Fund and Goldman Sachs Enhanced Income Fund were approved at the April 26, 2000 Goldman Sachs Trust Board Meeting.


(10) Please note that the Global Consumer Growth Fund, Global Financial Services Fund, Global Health Sciences Fund, Global Infrastructure and Resources Fund, and Global Technology Fund were approved at the January 30, 2001 Goldman Sachs Trust Board Meeting.

(11) Please note that the Cash Portfolio was approved at the April 25, 2001 Goldman Sachs Trust Board Meeting.

GOLDMAN SACHS ASSET MANAGEMENT AND
GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL

Goldman Sachs Global Consumer Growth Fund(10)                       1.10%
Goldman Sachs Global Financial Services Fund(10)                    1.10%
Goldman Sachs Global Health Sciences Fund(10)                       1.10%
Goldman Sachs Global Infra(4)structure and Resources Fund(10)       1.10%
Goldman Sachs Global Technology Fund(10)                            1.10%


PURSUANT TO AN EXEMPTION FROM THE COMMODITIES FUTURES TRADING COMMISSION ("CFTC") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN FILED WITH THE CFTC. THE CFTC DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OR COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE CFTC HAS NOT REVIEWED OR APPROVED THE TRADING PROGRAM ADOPTED HEREUNDER OR ANY BROCHURE OR ACCOUNT DOCUMENT.


                                  GOLDMAN SACHS TRUST

                                  By: /s/ Douglas C. Grip
                                     --------------------------------
                                  Name: Douglas C. Grip
                                  Title: President of the Registrant

                                  GOLDMAN SACHS ASSET MANAGEMENT,
                                     a division of Goldman, Sachs & Co.

                                  By: /s/ David B. Ford
                                     --------------------------------
                                  Name: David B. Ford
                                  Title: Managing Director

                                  GOLDMAN SACHS FUNDS MANAGEMENT, L.P.,
                                     an affiliate of Goldman, Sachs & CO.

                                  By: /s/ David B. Ford
                                     --------------------------------
                                  Name: David B. Ford
                                  Title: Managing Director

                                  GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL,
                                     an affiliate of Goldman, Sachs co.

                                  By: /s/ David B. Ford
                                     --------------------------------
                                  Name: David B. Ford
                                  Title: Managing Director

Dated: April 25, 2001